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                          VALUE LINE LEVERAGED GROWTH
                               INVESTORS, INC.
               SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATION
                                 EXHIBIT 16

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
Year(s) Ended 12/31/97:             1 year            5 years         10 years
                                   --------          ---------       ----------
Initial Investment:                 1,000              1,000           1,000
Balance at End of Period:           1,238              2,322           4,590
Change:                               238              1,322           3,590

Percentage Change:                  23.79%            132.20%         359.04%

Average Annual Total Return:        23.79%             18.35%          16.46%
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